EXHIBIT 23.1

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to incorporation by reference in this registration statement of Distribution Royalty Inc. on Form S-1 of our audit report dated August 6, 2010, on the financial statements of Distribution Royalty Inc. as of April 30, 2010.

/s/ Tarvaran Askelson & Company, LLP

Laguna Niguel, California
October 19, 2010